UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 17, 2007, Cole AS Katy TX, LP, a Delaware limited partnership (“AS Katy”), in which Cole Operating Partnership II, LP (“Cole OP II”), the operating partnership of Cole Credit Property Trust II, Inc. (“the Company”), is the sole limited partner and a wholly owned subsidiary of Cole OP II, is the sole general partner, entered into an agreement of purchase and sale (the “AS Katy Agreement”) with 44.385 Acres, Ltd. and Mason MSG, Ltd. (collectively “Mason”), which is not affiliated with the Company, its advisor or affiliates. Series D, LLC, which is an affiliate of the Company, was the original purchaser under the AS Katy Agreement and assigned its rights and obligations under the AS Katy Agreement to AS Katy prior to AS Katy acquiring the property. Pursuant to the AS Katy Agreement, AS Katy agreed to purchase all of Mason’s interests in an approximately 1,500,596 square foot corporate headquarters and distribution facility on an approximately 93.8 acre site located in Katy, Texas (the “AS Katy Property”) for a gross purchase price of $102.0 million, exclusive of closing costs. The AS Katy Property was constructed in four phases between 1976 and 2006.

On January 18, 2007, AS Katy acquired the AS Katy Property from Mason and the AS Katy Deposit was applied to the purchase price. The AS Katy Agreement contains customary representations and warranties and customary indemnification provisions. The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

On January 18, 2007, in connection with the acquisition of the AS Katy Property, AS Katy obtained an approximately $68.3 million loan from Bear Stearns Commercial Mortgage, Inc. (the “Lender”) by executing a promissory note (the “AS Katy Loan”). The AS Katy Loan, which is secured by the AS Katy Property, has a fixed interest rate of approximately 5.61% (the “Initial Interest Rate”) with monthly interest-only payments. The outstanding principal and any accrued and unpaid interest is due on February 1, 2017 (the “AS Katy Maturity Date”). The AS Katy Loan is generally non-recourse to AS Katy and Cole OP II, but both are liable for customary non-recourse carveouts.

The AS Katy Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the AS Katy Maturity Date and (ii) partial prepayments resulting from the Lender’ election to apply insurance or condemnation proceeds may be made to reduce the outstanding principal balance of the AS Katy Loan. Notwithstanding the prepayment limitations, AS Katy may sell the AS Katy Property to a buyer that assumes the AS Katy Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the AS Katy Property.

In the event the AS Katy Loan is not paid off on the AS Katy Maturity Date, the AS Katy Loan includes hyperamortization provisions. The AS Katy Maturity Date, pursuant to the hyperamortization provisions, will be extended by twenty (20) years. During such period, the Lender will apply 100% of the rents collected to the following items in the order indicated: (i) any payments to escrows or reserve accounts, (ii) accrued interest at the Initial Interest Rate on the original outstanding principal balance of the AS Katy Loan, (iii) any operating expenses of the AS Katy Property pursuant to an approved annual budget, (iv) any extraordinary expenses (v) the outstanding principal balance of the AS Katy Loan, and (vi) capitalized interest under the AS Katy Loan at an interest rate equal to the greater of (x) the Initial Interest Rate of 5.61% plus two percent (2.0%) per annum or (y) the then current Treasury Constant Maturity Yield Index plus two percent (2.0%) per annum, not to exceed the Initial Interest Rate plus 5.0% per annum. Notwithstanding the forgoing, failure to make any required payments under the AS Katy Loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 18, 2007, AS Katy acquired the AS Katy Property from Mason. The purchase price of the AS Katy Property was $102.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering, and an approximately $68.3 million loan secured by the AS Katy Property. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $2.0 million and its advisor a finance coordination fee of approximately $683,000. The area surrounding the AS Katy Property within a three-mile radius is shared by industrial and commercial development with single-family residential subdivisions. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

The AS Katy Property is 100% leased to Academy Ltd. (“Academy”), subject to a net lease, which commenced on January 18, 2007. Pursuant to the lease agreement Academy is required to pay all operating expenses and capital expenditures in addition to base rent. The initial annual base rent under the lease is $7,038,000 and each year, including during renewal terms, increases by 1.5% of the then current annual base rent. The initial term of the lease expires January 31, 2027. Academy has eight options to renew the lease, each for an additional five-year term beginning on February 1, 2027.

In evaluating the AS Katy Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest in the AS Katy Property, a variety of factors were considered, including our consideration of a property condition report; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, the Company is not aware of any material factors relating to the AS Katy Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the AS Katy Property and will receive a property management fee of 2.0% of the monthly gross revenue from the AS Katy Property. The Company currently has no plans for any renovations, improvements or development of the AS Katy Property. The Company believes the AS Katy Property is adequately insured.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before April 2, 2007, by amendment to this Form 8-K, or in a post-effective amendment to the Company’s registration statement on Form S-11, which date is within the period allowed to file such an amendment.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2007	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ Blair D. Koblenz
	Name:	Blair D. Koblenz
	Title:	Executive Vice President and Chief Financial Officer